Exhibit 99.3

First Advantage Bancorp

Condensed Consolidated Financial Statements

March 31, 2020 (unaudited), December 31, 2019 and the
Three Months Ended March 31, 2020 (unaudited) and 2019 (unaudited)

First Advantage Bancorp

Condensed Consolidated Financial Statements
March 31, 2020 (unaudited), December 31, 2019 and the
Three Months Ended March 31, 2020 (unaudited) and 2019 (unaudited)

First Advantage Bancorp
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Cash and due from banks	$6,645	$6,042
Interest-bearing demand deposits with banks	3,789	5,560
Federal funds sold	725	850
Cash and cash equivalents	11,159	12,452
Available-for-sale securities, at fair value	35,970	38,775
Loans held for sale, at lower of cost or fair value	5,790	3,324
Loans, net of allowance for loan losses of $5,426 and $5,160 at March 31, 2020 and December 31, 2019, respectively	638,761	641,202
Premises and equipment, net	8,053	8,312
Foreclosed assets held for sale	1,639	1,406
Federal Home Loan Bank stock, at cost	3,312	2,988
Accrued interest receivable	2,385	2,733
Bank owned life insurance	14,776	14,703
Net deferred tax asset	2,472	2,199
Operating lease right-of-use assets	6,101	6,292
Other assets	4,832	3,621
Total assets	$735,250	$738,007
Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand	$61,110	$61,933
Savings, checking and money market	322,386	320,865
Time certificates	222,946	228,052
Total deposits	606,442	610,850
Short-term borrowings	35,962	-
Long-term borrowings	-	34,118
Operating lease liabilities	6,269	6,444
Interest payable and other liabilities	10,606	7,466
Total liabilities	659,279	658,878
Shareholders' Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding at March 31, 2020 or December 31, 2019	-	-
Common stock, $0.01 par value, 50,000,000 shares authorized, 3,935,165 shares issued and 3,895,129 outstanding at March 31, 2020 and 4,012,365 shares issued and 3,891,834 outstanding at December 31, 2019	39	40
Additional paid in capital	39,189	39,550
Common stock held by:
Nonqualified Deferred Compensation Plan	(2,430)	(2,910)
Employee Stock Ownership Plan	(160)	(666)
2008 Equity Incentive Plan	(499)	(520)
Retained earnings	39,995	43,139
Accumulated other comprehensive (loss) income	(163)	496
Total shareholders' equity	75,971	79,129
Total liabilities and shareholders' equity	$735,250	$738,007

See accompanying notes to the condensed consolidated financial statements

First Advantage Bancorp
Unaudited - Condensed Consolidated Statements of (Loss) Income
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Interest and Dividend Income
Loans	$9,607	$8,594
Investment securities	249	257
Other	71	85
Total interest and dividend income	9,927	8,936
Interest Expense
Deposits	2,485	2,087
Borrowings	118	293
Total interest expense	2,603	2,380
Net Interest Income	7,324	6,556
Provision for Loan Losses	575	200
Net Interest Income After Provision for Loan Losses	6,749	6,356
Noninterest Income
Service charges on deposit accounts and other fees	324	288
Loan servicing and other fees	5	11
Net gain on sales of loans held for sale	914	105
Net gain on sales of other real estate owned	11	18
Net realized loss on sales of available-for-sale securities	-	(50)
Insurance and brokerage commissions	99	111
Income from bank owned life insurance	73	74
Other	(195)	158
Total noninterest income	1,231	715
Noninterest Expense
Salaries and employee benefits	6,858	2,970
Net occupancy expense	464	391
Equipment expense	316	337
Data processing fees	1,877	347
Professional fees	1,640	332
Marketing expense	115	56
Supplies and communication	109	41
Other	973	588
Total noninterest expense	12,352	5,062
(Loss) Income before Income Taxes	(4,372)	2,009
Income Tax (Benefit) Expense	(1,829)	483
Net (Loss) Income	$(2,543)	$1,526

Per Common Share:
Basic net (loss) income per common share	$(0.65)	$0.39
Diluted net (loss) income per common share	$(0.65)	$0.36
Dividends declared per common share	$0.15	$0.15
Basic weighted average common shares outstanding	3,883,233	3,896,686
Diluted weighted average common shares outstanding	3,883,233	4,252,897

See accompanying notes to the condensed consolidated financial statements

First Advantage Bancorp
Unaudited - Condensed Consolidated Statements of Comprehensive (Loss) Income
(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019

Net (Loss) Income	$(2,543)	$1,526
Net change in unrealized (loss) gain on available-for-sale securities	(892)	622
Net change in unrealized loss on swap derivatives	-	(250)
Reclassification adjustment for realized losses included in income	-	50
Other comprehensive (loss) income before tax effect	(892)	422
Tax benefit (expense )	233	(110)
Other comprehensive (loss) income	(659)	312
Compre he nsive (Loss) Income	$(3,202)	$1,838

See accompanying notes to the condensed consolidated financial statements

First Advantage Bancorp
Unaudited - Condensed Consolidated Statements of Changes in Stockholders' Equity
Three Months Eneded March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

	Common Stock		Additional		Common Stock	Accumulated Other	Total
	Number of Shares	Amount	Paid-in Capital	Retained Earnings	Acquired by Benefit Plans	Comprehensive (Loss) Income	Stockholders' Equity
Balance at December 31, 2018	4,056,664	$41	$39,794	$41,610	$(3,973)	$(222)	$77,250
Net Income	-	-	-	1,526	-	-	1,526
Other comprehensive income	-	-	-	-	-	312	312
Treasury stock purchase and retirememt	(19,478)	(1)	(482)	-	-	-	(483)
Treasury stock reinstated to fund stock option exercises	1,200	-	16	-	-	-	16
Dividends paid ($0.15 per common share)	-	-	-	(607)	-	-	(607)
Purchase of shares by employee benefit plans	-	-	92	-	(92)	-	-
Release of shares by employee benefit plans	-	-	(33)	-	33	-	-
Stock-based compensation	-	-	157	-	12	-	169
Balance at March 31, 2019	4,038,386	$40	$39,544	$42,529	$(4,020)	$90	$78,183
Balance at December 31, 2019	4,012,365	$40	$39,550	$43,139	$(4,096)	$496	$79,129
Net Income	-	-	-	(2,543)	-	-	(2,543)
Other comprehensive loss	-	-	-	-	-	(659)	(659)
Treasury stock purchase and retirememt	(77,400)	(1)	(1,217)	-	-	-	(1,218)
Treasury stock reinstated to fund stock option exercises	200	-	4	-	-	-	4
Dividends paid ($0.15 per common share)	-	-	-	(601)	-	-	(601)
Purchase of shares by employee benefit plans	-	-	99	-	(99)	-	-
Release of shares by employee benefit plans	-	-	(860)	-	860	-	-
Stock-based compensation	-	-	1,613	-	246	-	1,859
Balance at March 31, 2020	3,935,165	$39	$39,189	$39,995	$(3,089)	$(163)	$75,971

See accompanying notes to the condensed consolidated financial statements

First Advantage Bancorp
Unaudited - Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Three Months Ended, March 31
	2020	2019
Operating Activities
Net (loss) income	$(2,543)	$1,526
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Provision for loan losses	575	200
Depreciation, amortization and accretion	304	416
Deferred income taxes	(45)	(37)
Funding of mortgage loans held for sale	(23,588)	(3,693)
Proceeds from sale of mortgage loans held for sale	22,036	3,465
Net gain on sales of loans held for sale	(914)	(105)
Net realized loss on available for sale securities	-	50
Net realized loss on sales of other assets held-for-sale	159	16
Net gain on sale of other real estate owned	(11)	(18)
Net loss on sale of repossessed assets	41	3
Stock-based compensation	1,859	169
Bank owned life insurance	(73)	(74)
(Increase) decrease in other assets	(864)	201
Increase (decrease) in other liabilities	3,140	(1,041)

Net cash provided by operating activities	76	1,078

Investing Activities
Purchases of securities available-for-sale	-	(6,110)
Purchases of FHLB stock	(324)	-
Proceeds from call or maturities and repayments of securities available-for-sale	1,854	1,745
Proceeds from sales of securities available-for-sale	-	5,172
Net decrease (increase) in loans	1,253	(5,617)
Purchase of premises and equipment	(132)	(1,846)
Proceeds from sales of premises and equipment	9	-
Proceeds from sale of other real estate owned	53	300
Proceeds from sale of repossessed assets	297	96

Net cash provided (used) by investing activities	3,010	(6,260)

Financing Activities
Net increase in demand deposits, money market, checking and savings accounts	698	10,117
Net (decrease) increase in time deposits	(5,106)	13,460
Net increase (decrease) in short-term borrowings	35,962	(12,500)
Net decrease in long-term borrowings	(34,118)	(252)
Proceeds from stock option exercises	4	16
Stock repurchase and retirement repurchase program	(1,218)	(482)
Cash paid for dividends	(601)	(607)

Net cash (used) provided by financing activities	(4,379)	9,752

(Decrease) Increase in Cash and Cash Equivalents	(1,293)	4,570
Cash and Cash Equivalents, Beginning of Period	12,452	11,561
Cash and Cash Equivalents, End of Period	$11,159	$16,131

See accompanying notes to the condensed consolidated financial statements

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

First Advantage Bancorp is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, First Advantage Bank. The Bank has one inactive wholly owned subsidiary, First Financial Mortgage Corporation. The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Clarksville, Nashville, and Franklin, Tennessee. The Bank also operates a loan production office in Knoxville, TN engaged in specialized lending.

The Bank is subject to the regulation of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities. In May 2013, the Company chose to de-list its publicly traded stock on the NASDAQ exchange and began trading over the counter in the OTC-QB marketplace until February 2015, when the stock was promoted to the OTC-QX for Banks market platform. The stock trades under ticker symbol: FABK.

Basis of Presentation

The accounting principles followed by the Company, and the methods of applying these principles conform with generally accepted accounting principles in the United States of America (“GAAP”) and with general practices in the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, valuation of other real estate (“ORE”), repossessed assets, loans held for sale, and deferred tax assets. Actual results may ultimately differ from estimates, although management does not generally believe such differences would materially affect the financial statements in any individual reporting period presented.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank and its wholly owned subsidiary First Financial Mortgage Corporation (collectively referred to as the “Company”). All significant inter- company accounts and transactions have been eliminated in consolidation. First Financial Mortgage Corporation is an inactive subsidiary and, therefore, its operations are not material to the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Examples of numbers relying on management estimates include Allowance for Loan and Lease Loss, ORE resale values, the useful lives of premises and equipment, and fair market value of securities.

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Note 2:	Earnings Per Common Share

The following table presents the calculation of basic and diluted earnings per common share (“EPS”).

	Three Months Ended March 31,
	2020	2019

Net (loss) income	$(2,543)	$1,526
Weighted-average shares - Basic EPS	3,883,233	3,896,686
Weighted-average shares - Diluted EPS	3,883,233	4,252,897
Basic (loss) earnings per common share	$(0.65)	0.39
Diluted (loss) earnings per common share	$(0.65)	0.36

No options were antidilutive as of March 31, 2019.

Note 3:	Securities

The amortized cost and approximate fair values of available-for-sale securities as of March 31, 2020 and December 31, 2019 are summarized below:

March 31, 2020	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
U.S. Government agencies and corporations	$4,683	$-	$(284)	$4,399
Mortgage-backed securities	12,798	375	(209)	$12,964
State and political subdivisions	18,533	423	(518)	$18,438
Other securities	177	-	(8)	$169
Total	$36,191	$798	$(1,019)	$35,970

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
December 31, 2019
U.S. Government agencies and corporations	$4,841	$17	$-	$4,858
Mortgage-backed securities	13,726	161	(18)	$13,869
State and political subdivisions	19,364	518	(14)	$19,868
Other securities	178	2	-	$180
Total	$38,109	$698	$(32)	$38,775

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

The amortized cost and fair value of securities at March 31, 2020 and December 31, 2019, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	March 31, 2020		December 31, 2019
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within one year	$-	$-	$26	$26
One to five years	487	485	1,273	1,274
Five to ten years	7,686	7,587	7,875	8,056
After ten years	15,210	15,189	15,209	15,547
	23,383	23,261	24,383	24,903
Mortgage-backed securities	12,808	12,709	13,726	13,872
Total	$36,191	$35,970	$38,109	$38,775

The carrying value of securities pledged as collateral to secure public deposits, borrowings and for other purposes, was $2,639 at March 31, 2020, and $2,516 at December 31, 2019.

The following table shows the gross unrealized losses and fair value of securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at March 31, 2020 and December 31, 2019:

	March 31, 2020
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U. S. Government agencies and corporations	$4,399	$(284)	$-	$-	$4,399	$(284)
Mortgage-backed securities	4,053	(209)	-	-	4,053	(209)
State and political subdivisions	10,424	(518)	-	-	10,424	(518)
Other securities	169	(8)	-	-	169	(8)
Total	$19,045	$(1,019)	$-	$-	$19,045	$(1,019)

	December 31, 2019
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Mortgage-backed securities	$5,721	$(6)	$928	$(12)	$6,649	$(18)
State and political subdivisions	2,144	(13)	275	(1)	2,419	(14)
Total	$7,865	$(19)	$1,203	$(13)	$9,068	$(32)

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Note 4:	Loans and Allowance for Loan Losses

Loans as of March 31, 2020 and December 31, 2019 are summarized below:

	At March 31,		At December 31,
	2020		2019
	Amount	Percent	Amount	Percent
Real estate loans:
Permanent loans:
One-to-four family	$75,639	11.7%	$76,112	11.7%
Multi-family	22,523	3.5	22,494	3.5
Nonresidential	200,584	31.0	207,251	32.0
Construction loans:
One-to-four family	24,157	3.7	21,507	3.3
Multi-family	8,101	1.3	7,719	1.2
Nonresidential	40,845	6.3	41,493	6.4
Land loans	15,498	2.4	14,442	2.2
Total real estate loans	387,347	59.9	391,018	60.3
Consumer:
Home equity loans and lines of credit	18,761	2.9	19,690	3.0
Auto loans	96	-	84	-
Overdrafts	68	-	76	-
Other	164,026	25.4	156,564	24.1
Total consumer loans	182,951	28.3	176,414	27.1
Commercial loans	76,430	11.8	81,507	12.6
Total loans	646,728	100.0%	648,939	100.0%
Allowance for loan losses	(5,426)		(5,160)
Net deferred loan fees	(2,541)		(2,577)
Loans receivable, net	$638,761		$641,202

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

The following table details allowance for loan losses and recorded investment in loans by portfolio segment for the three months ended March 31, 2020 and year ended December 31, 2019:

Allowance for Credit Losses and Recorded Investment in Financing Receivables

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Unallocated	Total

Three Months Ended March 31, 2020
Allowance for credit losses:
Beginning balance	$105	$1,625	$154	$26	$1,570	$1,680	$-	$5,160
Charge offs	(10)	-	-	-	(243)	(100)	-	(353)
Recoveries	1	-	-	-	5	38	-	44
Provision (Credit)	36	222	-	2	347	(32)	-	575
Ending balance	$132	$1,847	$154	$28	$1,679	$1,586	$-	$5,426

Year Ended December 31, 2019
Allowance for credit losses:
Beginning balance	$105	$1,788	$172	$24	$1,282	$1,961	$-	$5,332
Charge offs	(39)	(87)	-	-	(568)	(275)	-	(969)
Recoveries	14	-	-	-	33	25	-	72
Provision (Credit)	25	(76)	(18)	2	823	(31)	-	725
Ending balance	$105	$1,625	$154	$26	$1,570	$1,680	$-	$5,160

Allowance for Loan Losses and Recorded Investment in Loans
As of March 31, 2020

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Total
Allowance for loan losses:
Ending balance individually evaluated for impairment	$62	$266	$-	$-	$219	$393	$940
Ending balance collectively evaluated for impairment	70	1,581	154	28	1,460	1,193	4,486
Ending Balance	$132	$1,847	$154	$28	$1,679	$1,586	$5,426

Loans:
Ending balance individually evaluated for impairment	$475	$2,425	$-	$-	$3,241	$1,549	$7,690
Ending balance collectively evaluated for impairment	75,164	220,682	73,103	15,498	179,710	74,881	$639,038
Ending balance	$75,639	$223,107	$73,103	$15,498	$182,951	$76,430	$646,728

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Allowance for Loan Losses and Recorded Investment in Loans
As of December 31, 2019

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Unallocated	Total
Allowance for loan losses:
Ending balance individually evaluated for impairment	$35	$193	$-	$-	$164	$483	$-	$875
Ending balance collectively evaluated for impairment	70	1,432	154	26	1,406	1,197	-	4,285
Ending Balance	$105	$1,625	$154	$26	$1,570	$1,680	$-	$5,160

Loans:
Ending balance individually evaluated for impairment	$552	$1,503	$-	$-	$2,823	$1,880	$-	$6,758
Ending balance collectively evaluated for impairment	75,560	228,242	70,719	14,442	173,591	79,627	-	$642,181
Ending balance	$76,112	$229,745	$70,719	$14,442	$176,414	$81,507	$-	$648,939

The following table shows an aging analysis of past due loans as of March 31, 2020 and December 31, 2019:

Age Analysis of Past Due Loans
As of March 31, 2020

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans >90 Days and Accruing
One-to-four family	$338	$-	$137	$475	$75,164	$75,639	$-
Multifamily/nonresidential	728	149	791	$1,668	221,439	223,107	-
Construction	38	-	-	$38	73,065	73,103	-
Land	-	-	-	$-	15,498	15,498	-
Consumer and other	1,138	218	1,666	$3,022	179,929	182,951	-
Commercial	-	-	94	$94	76,336	76,430	-
Total	$2,242	$367	$2,688	$5,297	$641,431	$646,728	$-

Age Analysis of Past Due Loans
As of December 31, 2019

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans >90 Days and Accruing
One-to-four family	$59	$72	$284	$415	$75,697	$76,112	$-
Multifamily/nonresidential	765	-	-	765	228,980	229,745	-
Construction	-	-	-	-	70,719	70,719	-
Land	15	-	-	15	14,427	14,442	-
Consumer and other	1,086	280	1,754	3,120	173,294	176,414	-
Commercial	-	-	250	250	81,257	81,507	-
Total	$1,925	$352	$2,288	$4,565	$644,374	$648,939	$-

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

The following tables set forth details regarding impaired loans at March 31, 2020 and December 31, 2019:

Impaired Loans
For the Three Months Ended March 31, 2020

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment Year To Date	Interest Income Recognized Year To Date
With no related allowance recorded:
One-to-four family	$261	$305	$-	$320	$-
Multifamily/nonresidential	1,426	1,560	-	1,568	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	1,804	1,953	-	2,334	2
Commercial	575	738	-	753	2
Subtotal	4,066	4,556	-	4,975	4

With an allowance recorded:
One-to-four family	148	170	62	70	-
Multifamily/nonresidential	789	865	266	869	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	1,204	1,288	219	1,294	-
Commercial	685	811	393	921	2
Subtotal	2,826	3,134	940	3,154	2

Total:
One-to-four family	409	475	62	390	-
Multifamily/nonresidential	2,215	2,425	266	2,437	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	3,008	3,241	219	3,628	2
Commercial	1,260	1,549	393	1,674	4
Total	$6,892	$7,690	$940	$8,129	$6

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Impaired Loans
For the Year Ended December 31, 2019

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment Year To Date	Interest Income Recognized Year To Date
With no related allowance recorded:
One-to-four family	$405	$431	$-	$479	$15
Multifamily/nonresidential	743	780	-	795	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	1,631	1,789	-	2,081	51
Commercial	613	772	-	807	7
Subtotal	3,392	3,772	-	4,162	73

With an allowance recorded:
One-to-four family	100	121	35	121	-
Multifamily/nonresidential	679	723	193	735	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	975	1,034	164	1,046	28
Commercial	940	1,108	483	1,320	-
Subtotal	2,694	2,986	875	3,222	28

Total:
One-to-four family	505	552	35	600	15
Multifamily/nonresidential	1,422	1,503	193	1,530	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	2,606	2,823	164	3,127	79
Commercial	1,553	1,880	483	2,127	7
Total	$6,086	$6,758	$875	$7,384	$101

The following table sets forth loans on nonaccrual status as of March 31, 2020 and December 31, 2019:

Nonaccrual Loans
	March 31, 2020	December 31, 2019
One-to-four family	$475	$551
Multifamily/nonresidential	2,425	1,502
Construction	-	-
Land	-	-
Consumer and other	3,242	2,823
Commercial	1,430	1,758
	$7,572	$6,634

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Loans are placed on non-accrual status when, in management’s opinion, the borrower may be unable to meet payment obligations, which typically occurs when principal and interest payments are 90 days past due. Had non-accrual loans performed in accordance with their original contract terms, the Company would have recognized additional interest income of approximately $60 in the three months ended March 31, 2020 and $247 in the year ended December 31, 2019

Loans characterized as troubled debt restructurings (“TDRs”) totaled $2,625 at March 31, 2020, compared to $2,044 at December 31, 2019. The TDR total is comprised of 14 and 12 nonperforming loans as of March 31, 2020 and December 31, 2019, respectively. TDRs, like all other loans, are placed on nonaccrual status at management discretion or upon becoming ninety days past due.

Changes in the Company’s restructured loans are set forth in the table below:

Recorded Investment
Totals at January 1, 2020	$2,044
Additional loans with concessions	657
Principal paydowns	(76)
Total at March 31, 2020	$2,625

The allocated allowance for loan losses attributable to restructured loans was $597 and $524 at March 31, 2020 and December 31, 2019, respectively. There was no loan loss allowance allocated to TDRs outside of specific allowances at both March 31, 2020 and December 31, 2019. The Company had no remaining availability under commitments to lend additional funds on these restructured loans at either March 31, 2020 or December 31, 2019.

Note 5:	Employee Benefits

The Bank has maintained a number of employee benefit plans, including the 401(k) and Profit Sharing Plan, Deferred Compensation plans, Deferred Incentive plans, Employee Stock Ownership Plan (“ESOP”), Supplemental Executive Retirement Plan, and Equity Incentive Plans (“EIP”). Employer 401(k) contributions charged to expense for the three months ended March 31, 2020 and year ended December 31, 2019 were $67 and $236 respectively. ESOP compensation expense for the three months ended March 31, 2020 and year ended December 31, 2019 was $135 and $538 respectively. Expense recognized on the Supplemental Executive Retirement Plan was $2,618 for the three months ended March 31, 2020 and $267 for the year ended December 31, 2019. Expense was recognized in March for cash payouts required at change in control. The 2008 EIP Plan expired with regard to new issuances in 2018. A new EIP plan was approved in May 2019 authorizing 320,000 shares available for issuance. Of these authorized shares, 15,000 shares were awarded as restricted stock grants, 2,000 shares as restricted stock units, and 9,800 as stock options. As of March 31, 2020, there remain issued and unvested 25,130 restricted stock grants, 2,000 restricted stock units, and 17,800 unvested stock options from both the 2008 and 2019 EIP plans. Stock-based compensation expense related to EIPs totaled $958 for the three months ended March 31, 2020 and $178 for the year ended December 31, 2019. EIP benefits were fully expensed in March and expense for the cash payout of stock options was recognized. These employee benefit plans have been settled or being terminated, and the balances distributed or to be distributed as specified in each plan at the closing of the merger with Reliant Bancorp, Inc., effective at the start of business on April 1, 2020 (see Note 9).

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Note 6:	Disclosures About Fair Value of Financial Instruments

FASB’s ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is primarily determined by matrix pricing, and in some cases, fair value is determined by an independent third party. Valuation adjustments may be made to ensure that financial statements are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The fair value hierarchy gives the highest priority to a valuation based on quoted prices in active markets for identical assets and liabilities (Level 1), moderate priority to a valuation based on quoted prices in active markets for similar assets and liabilities and/or based on assumptions that are observable in the market (Level 2), and the lowest priority to a valuation based on assumptions that are not observable in the market (Level 3). The following methods and assumptions are used by the Company to estimate the fair values of the Company’s financial assets and liabilities on a recurring basis:

Available-for-Sale Securities

The fair values of securities available for sale are determined by either bid pricing for the exact security or through the use of matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. Level 1 and 2 securities include U. S. agency securities, mortgage- backed agency securities, obligations of states and political subdivisions, asset-backed and other securities.

Assets measured at fair value on a recurring basis are summarized below:

March 31, 2020	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Available for sale securities:
U.S. Treasury	$-	$-	$-	$-
U.S. Government agencies	4,494	4,494	-	-
Mortgage-backed securities	12,709	12,709	-	-
State and political subdivisions	18,594	18,594	-	-
Other securities	173	173	-

December 31, 2019	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)
Assets:
Available for sale securities:
U.S. Treasury	$--	$-	$	-$	-
U.S. Government agencies	4,855	-		4,805	-
Mortgage-backed securities	13,872	-		13,872	-
State and political subdivisions	19,868	-		19,868	-
Other securities	180			180

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Fair Value of Assets Measured on a Nonrecurring Basis

Certain assets may be recorded at fair value on a nonrecurring basis. These nonrecurring fair value adjustments typically result from the application of lower of cost or market accounting or a write-down occurring during the period. The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets as of March 31, 2020 and December 31, 2019.

March 31, 2020	Level 1	Level 2	Level 3	Nonrecurring Fair Value Adjustments Three Months Ended March 31, 2020

Impaired loans	$-	$-	$3,134	$(65)
Other real estate and repossessed assets	-	-	1,639	(125)

December 31, 2019	Level 1	Level 2	Level 3	Nonrecurring Fair Value Adjustments Year Ended December 31, 2019

Impaired loans	$-	$-	$2,986	$(324)
Other real estate and repossessed assets	-	-	1,406	(343)

The following methods and assumptions are used by the Company to estimate the fair values of the Company’s financial assets and liabilities on a nonrecurring basis:

Other Real Estate and Repossessed Assets

Other real estate and repossessed assets are carried at lower of cost or estimated fair value. The estimated fair value of the real estate or repossessed asset is determined through current appraisals or management’s best estimate of the value and adjusted as necessary, by management, to reflect current market conditions. As such, other real estate owned and repossessed assets are generally classified as Level 3.

Impaired Loans

While the overall loan portfolio is not carried at fair value, the Company periodically records nonrecurring adjustments to the carrying value of loans based on fair value measurements for partial charge-offs of the uncollectible portions of those loans. Nonrecurring adjustments also include certain impairment amounts for collateral dependent loans when establishing the allowance for loan losses. Such amounts are generally based on the fair value of the underlying collateral supporting the loan. In determining the value of real estate collateral, the Company relies on external appraisals and assessment of property values by its internal staff. In the case of non-real estate collateral, reliance is placed on a variety of sources, including external estimates of value and judgments based on the experience and expertise of internal specialists. Because many of these inputs are not observable, the measurements are classified as Level 3.

The “Fair Value Measurement and Disclosures” topic of the FASB ASC requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The estimated fair value approximates carrying value for cash and cash equivalents and the cash surrender value of life insurance policies. The methodologies for other financial assets and financial liabilities are discussed below.

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

The estimated fair values of financial instruments were as follows for the dates indicated:

At March 31, 2020	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$11,159	$11,159	$11,159	$-	$-
Available-for-sale securities	35,970	35,970	35,970	-	-
Loans held for sale	5,790	5,878	-	5,878	-
Loans, net of allowance for loan losses	638,761	622,423	-	-	622,423
FHLB stock	3,312	3,312	-	3,312	-
Interest receivable	2,385	2,385	-	2,385	-
Mortgage derivative assets	-	42	-	42	-

Financial liabilities
Deposits	$606,442	$608,690	$383,496	$	-$	225,194
Interest payable	730	730	-		730	-
FHLB advances - short term	35,962	35,962	-		35,962	-
Mortgage derivative liabilities	-	9	-		9	-

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$12,717	$12,717	$12,717	$-	$-
Available-for-sale securities	38,775	38,775	-	38,775	-
Loans held for sale	3,324	3,324	-	3,324	-
Loans, net of allowance for loan losses	641,202	640,948	-	-	640,948
FHLB stock	2,988	2,988	-	2,988	-
Interest receivable	2,733	2,733	-	2,733	-
Mortgage derivative assets	-	2	-	2	-

Financial liabilities
Deposits	$610,850	$612,081	$382,810	$229,271	$-
Interest payable	789	789	-	789	-
FHLB advances - long term	34,118	34,179	-	34,179	-
Mortgage derivative liabilities	-	19	-	19	-

General

For short-term financial instruments realizable in three months or less, the carrying amount approximates fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value, primarily due to their short-term nature. Cash and cash equivalents are classified within Level 1 of the fair value hierarchy.

Federal Home Loan Bank Stock

The fair value of stock in the Federal Home Loan Bank equals the carrying value reported in the balance sheets. This stock is redeemable at full par value only by the Federal Home Loan Bank. The Company’s Federal Home Loan Bank stock is classified within Level 2 of the fair value hierarchy.

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Available-for-Sale Securities

The fair values of securities available for sale are determined by either bid pricing for the exact security or through the use of matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. Level 1 and 2 securities include U. S. agency securities, mortgage- backed agency securities, obligations of states and political subdivisions, asset-backed and other securities.

Loans

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. These are classified within Level 3 of the fair value hierarchy.

Deposits

The fair values disclosed for demand deposits, both interest-bearing and noninterest-bearing, are, by definition, equal to the amount payable on demand at the reporting date. The fair values of certificates of deposit and individual retirement accounts are estimated using a discounted cash flow based on currently effective interest rates for similar types of accounts. Deposits are classified within Level 3 of the fair value hierarchy for 2020 as they were valued using a model, and for 2019 deposits were classified as Level 2 of the fair value hierarchy based on using available data of similar instruments.

Short-term borrowings

Short-term borrowings consist of FHLB overnight advances, and other FHLB advances. The fair value of these short- term borrowings approximates the carrying value of the amounts reported in the consolidated balance sheets for each respective account, due to the short-term nature of these liabilities.

Long-term borrowings

Long-term borrowings consist of FHLB advances. Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt. These are classified within Level 2 of the fair value hierarchy.

Mortgage Derivative

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, considering the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of forward sale commitments is estimated based on current market prices for loans of similar terms and credit quality. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date. These derivatives are classified within Level 2 of the fair value hierarchy.

Note 7:	Income Taxes

The income tax benefit for the three months ended March 31, 2020 was $(1,829) as compared to an income tax expense of $483 for the three months ended March 31, 2019. The tax benefit effective rate for the three months ended March 31, 2020 was 42% and the tax expense effective rate for the three months ended March 31, 2019 was 24%. The change in the absolute tax effective tax rate from the three-month period ending March 31, 2019 to the same period in 2020, was primarily attributable to the recent tax legislation that extended tax loss carrybacks to a period in which the previous higher federal tax rates were in effect.

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Note 8:	Regulatory Capital

The Bank is subject to regulatory capital requirements administered by the federal and state banking agencies. The Company falls under the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement (the “Small Bank Holding Company Policy Statement”), which is generally applicable to bank holding companies with consolidated assets of less than $3 billion, and is, therefore, not subject to consolidated capital requirements. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of March 31, 2020, the Bank meets all capital adequacy requirements to which it is subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2020 and December 31, 2019, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

In July 2013, the Federal Deposit Insurance Corporation (FDIC) approved final rules that substantially amended the regulatory risk-based capital rules applicable to the Company and the Bank. The final rules implement the regulatory capital reforms of the Basel Committee on Banking Supervision reflected in “Basel III: A Global Framework for More Resilient Banks and Banking Systems” ("Basel III") and changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Under these rules, the leverage and risk-based capital ratios of bank holding companies (other than bank holding companies that fall under the Small Bank Holding Company Policy Statement and are not subject to consolidated capital requirements) may not be lower than the leverage and risk-based capital ratios for insured depository institutions. The final rules implementing Basel III became effective on January 1, 2015 and included new minimum risk-based capital and leverage ratios and a new common equity tier 1 ratio. In addition, these rules refine the definition of what constitutes capital for purposes of calculating those ratios, including the definitions of Tier 1 capital and Tier 2 capital.

Basel III establishes a “capital conservation buffer” of 2.5% which began phasing in on January 1, 2016, at a rate of 0.625% per year. The buffer became fully phased in on January 1, 2019. An institution is subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if capital levels fall below minimum levels plus the buffer.

Capital amounts and ratios for the Bank are presented below as of March 31, 2020 and December 31, 2019:

	Actual Regulatory Capital		Minimum Required Capital		To Be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
March 31, 2020:
Tier I leverage	$74,269	10.12%	$29,355	4.00%	36,694	5.00%
Common equity tier 1	74,269	10.46%	49,702	4.50%	46,152	6.50%
Tier I risk-based capital	74,269	10.46%	60,352	6.00%	56,802	8.00%
Total risk-based capital	79,695	11.22%	74,581	10.50%	71,029	10.00%

December 31, 2019:
Tier I leverage	74,606	10.15%	29,408	4.00%	36,760	5.00%
Common equity tier 1	74,606	10.59%	31,692	4.50%	45,778	6.50%
Tier I risk-based capital	74,606	10.59%	42,256	6.00%	56,342	8.00%
Total risk-based capital	79,766	11.33%	56,342	8.00%	70,427	10.00%

First Advantage Bancorp
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2020, December 31, 2019 and the Three Months Ended March 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

Note 9:	Subsequent Events

On October 22, 2019, Reliant Bancorp, Inc. (“Reliant Bancorp”), PG Merger Sub, Inc. ("Merger sub'), and a wholly- owned subsidiary of Reliant Bancorp, and First Advantage Bancorp (“FABK”), and its wholly owned subsidiary, First Advantage Bank (“FAB”), entered into an Agreement and Plan of Merger (the “FABK Agreement”) providing for Reliant Bancorp to acquire FABK and FAB. Reliant Bancorp completed its acquisition of FABK and FAB effective April 1, 2020.

In accordance with the terms of the FABK Agreement, on April 1, 2020, (i) Merger Sub merged with and into FABK (the “FABK Merger”), with FABK being the surviving corporation and becoming a wholly-owned subsidiary of Reliant Bancorp, and (ii) immediately following the FABK Merger, FABK merged with and into Reliant Bancorp (the “Second Step Merger”), with Reliant Bancorp being the surviving corporation. Additionally, immediately following the Second Step Merger, FAB merged with and into Reliant Bank, a wholly owned subsidiary of Reliant Bancorp, with Reliant Bank being the surviving bank.

As consideration for the FABK Merger, each outstanding share of FABK common stock, par value $0.01 per share (the “FABK Common Stock”), other than certain excluded shares, was at the effective time of the FABK Merger converted into the right to receive (i) 1.17 shares of Company Common Stock and (ii) $3.00 in cash, without interest. In lieu of the issuance of fractional shares of Company Common Stock, Reliant Bancorp agreed to pay cash in lieu of fractional shares based on the volume-weighted average closing price per share of Company Common Stock on The Nasdaq Capital Market for the 10 consecutive trading days ending on and including March 30, 2020 (calculated as $11.74).

The COVID-19 pandemic is a highly unusual, unprecedented and evolving public health and economic crisis and may have a negative material impact on the Company’s financial condition and results of operations. Additionally, the negative consequences of the unprecedented economic shutdown nationally and in Tennessee and bordering states is likely to result in a higher level of delinquencies and loan losses and require additional provisions for loan losses, which will have a negative impact on our results of operations.